UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 14, 2008

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2008, David Sharp resigned as a director of Cal Dive International, Inc. (the “Company”) in connection with his acceptance of the position of Chief Executive Officer of Odyssea Marine, Inc. Mr. Sharp was formerly the Chief Executive Officer of Horizon Offshore, Inc. and he joined the Company’s Board in December 2007, when Cal Dive completed the acquisition of Horizon. Odyssea Marine is a supplier of tug and supply boat services to the Company, and  Mr. Sharp and the Company both agreed that, given that commercial relationship, it was in both his and the Company’s best interests that he resign as director. With the resignation, the Company has seven directors, four of whom are independent as required by the rules of the New York Stock Exchange. Mr. Sharp served on the Compensation and Corporate Governance and Nominating Committees of the board of directors at the time of his resignation. His replacement on these committees will be selected by the Corporate Governance and Nominating Committee at its next meeting later this month.

A copy of the Company’s press release announcing the resignation of Mr. sharp is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01

Financial Statements and Exhibits.

   (d)

Exhibits.

99.1	Press release issued by Cal Dive International, Inc. on February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ G. Kregg Lunsford
G. Kregg Lunsford Executive Vice President, Chief Financial Officer and Treasurer

Date:   February 19, 2008